NOTICE OF GUARANTEED DELIVERY FOR

                    CONTINENTAL AIRLINES, INC.

           This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Continental Airlines, Inc. (the "Company") made pursuant to the Prospectus, dated January __, 1997 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Texas Commerce Bank National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to
5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

  Delivery to: Texas Commerce Bank National Association, Exchange
                               Agent

             By Mail:                          By Hand:
   Texas Commerce Bank National      Texas Commerce Bank National
           Association                        Association
          P.O. Box 2320                     One Main Place
     Dallas, Texas 75221-2320        1201 Main Street, 18th Floor
Attention: Frank Ivins, Registered        Dallas, Texas 75202
           Bond Events             Attention: Frank Ivins, Registered
                                              Bond Events
                     Telephone: (214) 672-5678
                     Facsimile: (214) 672-5746



           Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

           Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Notes          Name(s) of Record Holders(s):
Tendered:


$---------------------------------     ---------------------------------
Certificate Nos. (if available):
                                       ---------------------------------
                                       Address(es):
----------------------------------

----------------------------------
                                       ---------------------------------

                                       ---------------------------------
If Old  Notes  will be  delivered      Area Code and Telephone Number(s):
by book-entry transfer to The
Depositary Trust Company,
provide account number.                ---------------------------------
                                       Signature(s):

Account Number______________________
                                       ---------------------------------

                                       ---------------------------------

           THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

                             GUARANTEE

             (Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended., hereby (a) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation , together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:______________________    _____________________________________
                                            (Authorized Signature)

Address:___________________________


___________________________________

Area Code and
Telephone Number:__________________
                                       Title:________________________________

                                       Name:_________________________________

                                       Date:_________________________________